UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2026

Rockwell Medical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23661	38-3317208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30142 S. Wixom Road, Wixom, Michigan 48393

(Address of principal executive offices, including zip code)

(248) 960-9009

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RMTI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Equity and Asset Purchase Agreement

On November 2, 2026, Rockwell Medical, Inc. (the “Company”) entered into an Equity and Asset Purchase Agreement (the “Purchase Agreement”) with Vantive Limited, a company incorporated under the laws of Jersey (“Vantive”). Pursuant to the Purchase Agreement, the Company agreed to acquire Vantive’s in-center hemodialysis business in 35 jurisdictions, including the United States, consisting of the development, manufacture, marketing and sale of hemodialysis concentrates, water treatment systems and related technical services, hemodialysis monitors and related technical services and bloodlines, select hemodialysis price-per-treatment products and hemodialysis monitor consumables (the “Business”), by (i) purchasing all of the issued and outstanding equity interests of Gambro Dasco S.p.A., an Italian joint stock company that owns and operates the Business’s manufacturing facility in Medolla, Italy, and Vantive Korea Incorporated, a Korean corporation (together, the “HD Group Entities”), and (ii) purchasing the other assets of the Business held by Vantive and its subsidiaries (outside of the HD Group Entities) in other countries and assuming the related liabilities of the Business, other than specified excluded assets and excluded liabilities that Vantive and its subsidiaries will retain, in each case on the terms and subject to the conditions set forth in the Purchase Agreement (the “Acquisition”). The transfer of the Business in certain jurisdictions to be designated before the closing of the Acquisition (the “Closing”) will be deferred until local closings following the Closing, with the Company receiving the economic benefits and bearing the economic burdens of those operations from the Closing to the extent permitted under applicable law; if a deferred transfer cannot be completed within the period provided in the Purchase Agreement, the jurisdiction may be excluded from the Acquisition and the principal amount of the Term Loans (as defined below) reduced by the value allocated to it, net of specified wind-down costs. Before the Closing, Vantive will complete an internal reorganization to separate the Business from Vantive’s retained businesses (the “Pre-Closing Reorganization”).

Purchase Price. The base purchase price for the Acquisition is $125,000,000 (the “Base Purchase Price”). The consideration payable at the Closing (the “Closing Consideration”) will equal the Base Purchase Price, plus the estimated cash of the Business at the Closing, plus the amount, if any, by which the estimated net working capital of the Business exceeds $156,117,000 or minus the amount, if any, by which it is less than $127,732,000, minus the estimated indebtedness of the Business (which includes unpaid pre-closing income taxes, unpaid seller transaction expenses and unpaid change of control payments, unfunded benefit plan liabilities and specified other liabilities), and minus a revenue adjustment equal to the Base Purchase Price multiplied by the percentage by which the audited net revenue of the Business for the fiscal year ended December 31, 2025 falls short of the amount of net revenue reflected in the unaudited financial information provided to the Company, which revenue adjustment applies only if the shortfall is 20% or more. The Closing Consideration will be paid entirely in the form of seller financing provided by affiliates of Vantive (except to the extent of any third-party financing described below): (i) term loans to the Company in an initial aggregate principal amount of $100,000,000 under a Loan, Security and Guarantee Agreement (the “Loan Agreement”) with Vantive Finance I Limited, as lender (the “Lender”) (the “Term Loans”), and (ii) a $25,000,000 convertible promissory note (the “Convertible Note”), each as described below. Any post-closing purchase price adjustment will be settled by increasing or reducing the principal amount of the Term Loans, allocated equally between the two tranches, with interest recalculated as if the adjusted principal amount had been outstanding from the Closing, or in cash if the Term Loans have been repaid. The Convertible Note is not subject to purchase price adjustment.

Third-Party Financing. The Company may elect to replace all or a portion of the Term Loans with third-party debt financing, in which case the net cash proceeds of that financing will be paid to Vantive at the Closing to reduce the principal amount of the Term Loans dollar for dollar, allocated equally between the two tranches. The Company may also enter into an asset-based revolving credit facility of up to $50,000,000 at or before the Closing, which would not reduce the Term Loans. Obtaining third-party financing is not a condition to the Company’s obligations under the Purchase Agreement, and the Company remains obligated to deliver the full Closing Consideration if any third-party financing does not fund. At the Closing, the Company will repay in full and terminate its existing loan and security agreement with Innovatus Life Sciences Lending Fund I, L.P. and the other lenders party thereto.

Earnout Payments. Vantive is also entitled to receive additional payments of up to $45,000,000 in the aggregate based on the Company’s pro forma financial performance after the Closing (the “Earnout Payments”), consisting of (i) payments equal to 30% of the amount by which the Company’s pro forma EBITDA (as defined in the Purchase Agreement) exceeds $10,000,000 in each of the first eight full fiscal years after the Closing, up to $25,000,000 in the aggregate, (ii) a one-time payment of $10,000,000 if the Company’s pro forma revenue (as defined in the Purchase Agreement) exceeds $480,000,000 in any of the first five full fiscal years after the Closing and (iii) a one-time payment of $10,000,000 if the Company’s pro forma revenue exceeds $500,000,000 in any of the first five full fiscal years after the Closing (or the sixth fiscal year if the first revenue milestone is achieved in the fifth fiscal year), which may not be earned before the fiscal year following the year in which the first revenue milestone is achieved. The revenue-based payments paid in any fiscal year are limited so that, when added to the EBITDA-based payment for that year (which is not itself subject to the limit), they do not exceed 40% of the amount by which the Company’s pro forma EBITDA for that year exceeds $5,000,000, and any amount earned but not paid because of this annual limit carries over to subsequent years until paid, bearing interest if unpaid for more than six months. Earnout Payments are payable in cash within five business days after they are finally determined. If the Company undergoes a change of control or sells 50% or more of its assets during the earnout period, the Company must either pay the unpaid balance of the $45,000,000 maximum or pay all earned amounts and cause the acquirer to assume the earnout obligations, and the thresholds are adjusted if the Company disposes of operations that would materially reduce its pro forma EBITDA or revenue. The Company retains discretion to operate the Business and its other businesses after the Closing, subject to a covenant not to take actions with the primary purpose of reducing or avoiding the Earnout Payments.

Term Loans. At the Closing, the Company, as borrower, and its wholly owned subsidiary Rockwell Transportation, Inc., as guarantor, will enter into the Loan Agreement with the Lender in the form attached to the Purchase Agreement, and Vantive has agreed to cause the Lender to do so. The Term Loans will consist of two tranches, each in an initial aggregate principal amount of $50,000,000 (the “Tranche A Term Loans” and the “Tranche B Term Loans”), and will, subject to the conditions set forth in the Purchase Agreement, be deemed made at the Closing in satisfaction of the corresponding portion of the Closing Consideration. The Term Loans will bear interest at a rate per annum equal to Term SOFR (subject to a floor of 2.50%) plus an applicable margin that increases annually: (a) for the Tranche A Term Loans, 5.50% in the first year after the Closing, increasing by 0.75% on each anniversary of the Closing to 9.25% on or after the fifth anniversary of the Closing; and (b) for the Tranche B Term Loans, 7.00% in the first year after the Closing, increasing by 0.75% on each anniversary of the Closing to 10.75% on or after the fifth anniversary of the Closing. Interest is payable monthly in arrears. The Company may elect to pay all or part of the interest on the Tranche A Term Loans in kind by adding it to principal, in which case the margin on the Tranche A Term Loans increases by 0.50% per annum for the applicable period; interest on the Tranche B Term Loans is payable in cash. The Term Loans will mature on the sixth anniversary of the Closing. Upon an event of default, overdue amounts bear interest at 2.00% above the otherwise applicable rate.

The Company may prepay the Term Loans at any time at par, without premium or penalty. The Company must prepay the Term Loans, with prepayments applied first to repay the Tranche B Term Loans in full and then to the Tranche A Term Loans, with (i) the net cash proceeds of any first-lien or other third-party debt financing permitted under the Loan Agreement (90% of which, after the full repayment of the Tranche B Term Loans, is applied to the Tranche A Term Loans) and of any indebtedness not permitted under the Loan Agreement, (ii) the net cash proceeds of equity issuances (other than permitted issuances) (65% of which, after the full repayment of the Tranche B Term Loans, is applied to the Tranche A Term Loans), (iii) the net cash proceeds of certain permitted asset sales outside the ordinary course above an annual threshold and casualty events, in each case subject to reinvestment rights, and (iv) extraordinary receipts. The Term Loans must also be prepaid upon a change of control of the Company.

The obligations under the Loan Agreement will be guaranteed by the Company’s existing and future subsidiaries, other than foreign subsidiaries and certain other excluded subsidiaries, and secured by a lien on substantially all of the assets of the Company and the guarantors (excluding assets of foreign subsidiaries and subject to other customary exclusions), including a pledge of the equity interests of the Company’s subsidiaries. The Loan Agreement contains customary affirmative covenants, including financial reporting, and negative covenants that, subject to specified exceptions and baskets, restrict the ability of the Company and its subsidiaries to dispose of assets, change their business or permit a change of control, merge or make acquisitions, incur indebtedness, grant liens, incur indebtedness that would rank between the Term Loans and any first-lien facility, pay dividends or repurchase stock, make investments, enter into transactions with affiliates and make payments on subordinated debt. The Loan Agreement does not contain financial maintenance covenants, but it requires subsidiaries that are not borrowers or guarantors to distribute to the Company or a guarantor, monthly, any unrestricted cash in excess of $5,000,000 after ordinary course reserves, subject to legal and tax limitations on repatriation. Events of default include payment defaults, covenant defaults (certain of which are subject to cure periods), misrepresentations, cross-defaults to other indebtedness in excess of $3,000,000, unsatisfied judgments in excess of $3,000,000, insolvency events, attachments and levies, a sale of substantially all assets, adverse governmental or regulatory actions, impairment of the liens, defaults under any first-lien facility and the delisting of the Company’s common stock from The Nasdaq Stock Market LLC (“Nasdaq”). Upon an event of default, the Lender may accelerate the Term Loans and exercise remedies against the collateral. The Lender may not transfer the Term Loans during the first year after the Closing, or at any time to a direct competitor of the Company or a distressed-debt fund, subject to exceptions including following an event of default and transfers to the Lender’s affiliates and financing sources.

Convertible Note. At the Closing, the Company will issue the Convertible Note to an affiliate of Vantive in the form attached to the Purchase Agreement, under a note purchase agreement to be entered into at the Closing, and Vantive has agreed to cause that affiliate to purchase and accept it. The Convertible Note will have an original principal amount of $25,000,000, will bear interest at 3.0% per annum payable in kind annually by addition to principal, and will mature on the sixth anniversary of the Closing. The Convertible Note is a general unsecured obligation of the Company, subordinated in right of payment to the Term Loans and any senior secured refinancing of the Term Loans, and may be prepaid in full (but not in part) at par, without premium or penalty, on two business days’ notice, to the extent permitted under the Loan Agreement and any senior facility, subject to the holder’s right to convert before the prepayment is made. Upon an event of default, the interest rate increases by 2.0% per annum. The holder may convert all or any portion of the outstanding principal and accrued interest at any time into shares of the Company’s common stock at an initial conversion price of $14.94 per share (the “Conversion Price”), which equals 200% of a reference price of $7.47 per share fixed in the Convertible Note, subject to proportionate adjustment for stock splits, reverse stock splits, stock dividends and reclassifications. The Conversion Price increases at the 3.0% coupon rate so that interest paid in kind does not increase the number of shares issuable in respect of the original principal amount. Upon a merger, sale of substantially all assets or similar fundamental transaction, the holder is entitled to receive on conversion the consideration it would have received had it converted immediately before the transaction.

Until the Company obtains stockholder approval in accordance with Nasdaq Listing Rule 5635, the Company may not issue shares upon conversion of the Convertible Note to the extent the issuance, together with any other issuances required to be aggregated with it, would exceed 19.99% of the number of shares of common stock or voting power outstanding immediately before the execution of the Purchase Agreement (the “Exchange Cap”). Any portion of the Convertible Note that cannot be converted because of the Exchange Cap remains outstanding and continues to accrue interest. The Company has agreed to submit a proposal to approve the issuance of shares in excess of the Exchange Cap at its first annual meeting of stockholders following the Closing (if the Closing occurs at least 20 days before the anticipated filing of its definitive proxy statement), to recommend that stockholders approve the proposal, subject to the fiduciary duties of the Company’s board of directors, to resubmit the proposal at each subsequent annual meeting until it is approved, to include the proposal at any other meeting of stockholders it calls where practicable and, following any annual meeting at which the proposal is not approved, to call one special meeting at the holder’s request. Failure to obtain stockholder approval is not a default under the Convertible Note, and stockholder approval is not a condition to the Closing. The Company has also agreed to use commercially reasonable efforts to register the shares issuable upon conversion for resale under the Securities Act of 1933, as amended (the “Securities Act”), on Form S-3 (or another available form) by the latest of 45 days after the Closing, the filing of the Company’s next Quarterly Report on Form 10-Q or Annual Report on Form 10-K following the Closing, and the filing of the financial statements and pro forma financial information required by the rules of the Securities and Exchange Commission (the “SEC”) in connection with the Acquisition, and to keep the registration statement effective until the shares have been sold or may be sold without volume limitations under Rule 144 under the Securities Act. The Convertible Note contains covenants restricting dividends and share repurchases while an event of default is continuing, requiring reinvestment or repayment of the proceeds of asset dispositions above $5,000,000, and prohibiting amendments to the Company’s organizational documents that would adversely affect the holder’s conversion rights. Events of default include payment defaults, covenant defaults, an event of default under the Term Loans or any senior facility, cross-defaults to other indebtedness in excess of $3,000,000, insolvency events, failure to deliver conversion shares or to comply with the registration obligations, delisting of the Company’s common stock from Nasdaq, the Company contesting the validity of the Convertible Note and a change of control of the Company without the holder’s consent (not to be unreasonably withheld). The holder may not transfer the Convertible Note during the first year after the Closing, or at any time to a direct competitor of the Company or a distressed-debt fund, subject to exceptions including transfers to the holder’s affiliates, pledges to the holder’s financing sources and transfers following an event of default.

Conditions to Closing. The obligations of the Company and Vantive to complete the Acquisition are subject to the satisfaction or waiver of customary conditions, including (i) receipt of the regulatory approvals specified in the Purchase Agreement, which include merger control clearance and foreign investment clearances in certain countries as well as clearance of the Acquisition under Italian foreign investment (golden power) law, (ii) no governmental order prohibiting the Acquisition, (iii) completion of the Pre-Closing Reorganization and (iv) completion of Vantive’s separation from Baxter’s information technology systems. The Company’s obligation to close is also subject to the accuracy of Vantive’s representations and warranties (generally subject to a material adverse effect standard) and Vantive’s performance of its covenants in all material respects, the absence of a Material Adverse Effect (as defined in the Purchase Agreement) on the Business since the date of the Purchase Agreement, delivery of audited financial statements of the Business for the fiscal years ended December 31, 2025 and December 31, 2026 and, if the Closing occurs after March 31, 2028, December 31, 2027, delivery into escrow of the Lender’s and the holder’s signature pages to the Loan Agreement and the note purchase agreement, and delivery into escrow of the Transition Services Agreement with completed service schedules and the Manufacturing and Supply Agreement with completed annexes executed by Vantive. Vantive’s obligation to close is also subject to the accuracy of the Company’s representations and warranties and its performance of its covenants in all material respects, the Company’s execution and delivery of the Loan Agreement, the Convertible Note and related financing documents, the repayment of the Company’s existing credit facility and customary closing deliverables.

Termination. The Purchase Agreement may be terminated by mutual written agreement of the parties and by either party if the Closing has not occurred by November 1, 2027 (the “Outside Date”), which either party may extend twice, by 90 days each time, if at the applicable date all conditions other than the regulatory approval conditions, the condition relating to Vantive’s audited financial statements and the condition relating to the escrowed financing signature pages have been satisfied or waived, so that the Outside Date could be extended to April 29, 2028. Either party may also terminate if a final and non-appealable order prohibits the Acquisition, or if the other party breaches its representations, warranties or covenants in a manner that would cause a closing condition to fail and the breach is not cured within 30 days after notice (or by the Outside Date, if earlier). Vantive may not terminate for failure to close by the Outside Date if the failure resulted primarily from the conditions relating to the Pre-Closing Reorganization, the information technology separation, the financial statements of the Business or the financing signature pages. A failure of the Company to close because the seller financing documents have not become effective is treated as an incurable material breach by the Company entitling Vantive to seek specific performance or to terminate, unless Vantive failed to deliver its own financing deliverables. The Purchase Agreement does not provide for a termination fee or reverse termination fee. Upon termination, neither party has liability to the other except for fraud or willful breach, and damages for willful breach are limited to actual damages and exclude lost benefit of the bargain, diminution in value and punitive damages. Each party is entitled to specific performance of the other party’s obligations, including the obligation to consummate the Closing, and the Outside Date is tolled while an action for specific performance is pending.

Representations, Warranties, Covenants and Indemnification. The Purchase Agreement contains customary representations and warranties of Vantive regarding the Business and the HD Group Entities and of the Company regarding, among other matters, its authority, financing and the valid issuance of the shares issuable upon conversion of the Convertible Note. Vantive has agreed to operate the Business in the ordinary course before the Closing, subject to specified exceptions, including the continuation of certain portfolio optimization initiatives in the Business, and has agreed not to compete with the Business for three years after the Closing or to solicit the Business’s employees for two years after the Closing, subject to customary exceptions. Each party has agreed to use reasonable best efforts to obtain the required regulatory approvals, including by accepting conditions that do not constitute a Burdensome Condition, and the parties will jointly direct the regulatory strategy, except that the Company will direct the strategy for the Italian golden power clearance after consultation with Vantive. The Company has agreed to seek stockholder approval under Nasdaq Listing Rule 5635 as described above, to replace or provide credit support for guarantees and similar instruments that support obligations of the Business, other than specified instruments that Vantive will retain (including tax guarantees for which Vantive has received the related refund), and to offer employment or continued employment to the employees of the Business on specified minimum terms. The representations and warranties of the parties will not survive the Closing, other than in the case of fraud, and the parties’ pre-closing covenants survive only for claims of willful breach brought within 18 months after the Closing. The Company has delivered to Vantive the form of a conditional binder for a buyer-side representations and warranties insurance policy that will become effective at the Closing (the “RWI Policy”), which the Company expects to bind prior to the Closing, and the Company’s sole recourse for breaches of Vantive’s representations and warranties (other than fraud) is the RWI Policy. Vantive has agreed to indemnify the Company for the excluded liabilities and excluded assets, for pre-closing taxes of the Business and the HD Group Entities, and for specified employee and guarantee matters, and the Company has agreed to indemnify Vantive for the assumed liabilities and transferred assets and for corresponding matters. Each party’s aggregate liability is capped at the final purchase price (in the case of Vantive, less amounts recovered under insurance policies, including the RWI Policy), except that the indemnities for excluded liabilities and excluded assets and for assumed liabilities and transferred assets are uncapped. Finally determined indemnification claims of the Company will be satisfied by reducing the principal of the Term Loans and then the Convertible Note for so long as they remain outstanding, and any amount not set off will be paid in cash.

The representations, warranties and covenants in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement, were made as of specified dates, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants, or any descriptions of them, as characterizations of the actual state of facts or condition of the Company, Vantive, the Business or any of their respective affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Purchase Agreement should not be read alone but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the reports and other documents that the Company files with the SEC.

The foregoing description of the Purchase Agreement, the Loan Agreement, the Convertible Note and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, including the forms of the Loan Agreement and the Convertible Note and the term sheets described below attached as exhibits thereto, which the Company intends to file as an exhibit to its Annual Report on Form 10-K for the fiscal year ending December 31, 2026, with certain schedules omitted and certain terms redacted as permitted by Item 601 of Regulation S-K.

Transition Services Agreement and Manufacturing and Supply Agreement Term Sheets

Concurrently with the execution of the Purchase Agreement, the Company and Vantive executed binding term sheets for a Transition Services Agreement and a Manufacturing and Supply Agreement, which are attached to the Purchase Agreement as exhibits and will be replaced by definitive agreements to be entered into at the Closing on terms consistent with the term sheets. Vantive has agreed to preserve the operational capability, personnel, systems and facilities needed to perform the services and supply contemplated by the term sheets. Under the Transition Services Agreement, Vantive will provide the Company with transition services across the functions historically provided to the Business, including planning and fulfillment, quality and regulatory affairs, procurement, international trade support, medical, research and development, technical services, commercial, information technology, finance and accounting, human resources and facilities, and the Company will provide Vantive with reverse transition services, including warehousing and distribution from the Medolla facility, information technology, research and development support for certain retained products, technical services and facilities. Services will be provided for initial terms of up to 18 months after the Closing, which the recipient may extend for one six-month period at a 5% fee increase (with one further six-month extension by mutual agreement), at fees approximating the provider’s cost plus an administrative fee of up to 5% of internal costs, with third-party costs passed through at cost. The recipient of a service may terminate it for convenience on 60 days’ notice, subject to reimbursement of the provider’s non-cancelable costs, and either party may terminate an affected service for an uncured material breach after a 60-day cure period.

Under the Manufacturing and Supply Agreement, Vantive will manufacture and supply to the Company hemodialysis concentrate and bloodline products for 18 months after the Closing (extendable to complete the transfer of manufacturing to the Company), U9000+ ultrafilter products for five years (extendable by mutual agreement for a further five years) and certain dialyzers and other products required to perform price-per-treatment contracts transferred to the Company for the remaining terms of those contracts, from Vantive’s manufacturing sites in Italy, Mexico, Tunisia, Germany and France. The Company will manufacture and supply to Vantive resin compounding products for five years (which Vantive may extend once for 12 months) and acute therapy products for 18 months (extendable to complete the manufacturing transfer) from the Medolla facility. Prices will equal the supplier’s unit production cost plus a fixed percentage mark-up that varies by product category (with only a nominal mark-up for products supplied under existing price-per-treatment contracts), adjusted annually for changes in production cost, with 24-month rolling forecasts of which the first four months are binding. The agreement provides for manufacturing transfer support, the transfer of dedicated equipment at the end of the applicable term for nominal consideration, and termination for convenience by the customer on 12 months’ notice (24 months for U9000+ products), subject to reimbursement of stranded costs, and by either party for uncured material breach. The term sheets are governed by Delaware law and terminate automatically if the Purchase Agreement is terminated. The foregoing description of the term sheets does not purport to be complete and is qualified in its entirety by reference to the full text of the term sheets, which the Company intends to file with the Purchase Agreement as described above.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report regarding the Convertible Note and the shares of the Company’s common stock issuable upon conversion of the Convertible Note is incorporated by reference into this Item 3.02. At the Closing, the Company will issue the Convertible Note to Vantive Manufacturing Limited as a portion of the consideration for the Acquisition, and will issue shares of its common stock upon any conversion of the Convertible Note, in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, and Rule 506(b) of Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering. Vantive Manufacturing Limited is an “accredited investor” as defined in Rule 501(a) of Regulation D and that it is acquiring the Convertible Note for investment and not with a view to distribution. The Convertible Note and the shares issuable upon its conversion have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Item 7.01. Regulation FD Disclosure.

On November 3, 2026, the Company issued a press release announcing its entry into the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report. On the same date, the Company made available on its website an investor presentation regarding the Acquisition, which it intends to use in connection with a conference call and webcast for investors at 8:00 a.m. Eastern Time on November 3, 2026. A copy of the investor presentation is furnished as Exhibit 99.2 to this Current Report.

The information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by Rockwell Medical, Inc. on November 3, 2026 (furnished).
99.2	Investor presentation of Rockwell Medical, Inc., dated November 3, 2026 (furnished).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements

This Current Report, including the exhibits hereto, contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which are subject to the safe harbor created by those sections. Forward-looking statements include all statements that are not historical facts, including statements regarding the expected timing and completion of the Acquisition, the expected benefits of the Acquisition, the financing of the Acquisition, the expected principal amounts and terms of the Term Loans and the Convertible Note, the Earnout Payments, the Company’s plans to seek stockholder approval under Nasdaq Listing Rule 5635, the representations and warranties insurance policy, the transition services and supply arrangements, the integration of the Business and the Company’s future financial performance, and can be identified by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “target,” “will,” “would” and similar expressions. These statements are based on the Company’s current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied, including the risk that the conditions to the Closing, including regulatory and foreign investment approvals in Italy, France and other jurisdictions, the completion of Vantive’s pre-closing reorganization and separation from Baxter’s information technology systems and the delivery of audited financial statements of the Business, are not satisfied or waived on a timely basis or at all; the risk that the Acquisition is delayed, including beyond the initial Outside Date of November 1, 2027, or is not completed; the effect of the announcement or pendency of the Acquisition on the Company’s business, employees, customers and suppliers and on the Business, including the continuation of Vantive’s portfolio optimization initiatives before the Closing; the Company’s ability to obtain the consent of the holder of its Series X Convertible Preferred Stock to the incurrence of the Term Loans and the Convertible Note, which is not a condition to the Closing; the Company’s ability to finance the Acquisition on the expected terms, including the availability of any third-party financing or asset-based facility, and the limitations on the Company’s ability to conduct registered securities offerings while the Acquisition is pending and until the financial statements of the Business required by SEC rules have been filed; the Company’s substantially increased indebtedness following the Closing and the restrictions imposed by the Loan Agreement and the Convertible Note; the dilution that would result from conversion of the Convertible Note and the possibility that stockholders do not approve issuances above the Exchange Cap; the Company’s ability to bind the representations and warranties insurance policy on the expected terms and the limitations on the Company’s recourse against Vantive; the Company’s ability to fund the operations of the Business following the Closing, to replace guarantees and other credit support provided by Vantive and to integrate the Business, which operates principally outside the United States and is several times the size of the Company’s existing business, and to realize the expected benefits of the Acquisition; the Company’s reliance on Vantive for transition services and the manufacture and supply of products following the Closing and on third-party suppliers of the Business; the carve-out nature of the financial statements of the Business and the possibility that they are not indicative of its future results; the liabilities of the Business assumed by the Company, including pending regulatory matters and pension obligations; risks relating to international operations, including currency, tax, trade, labor and regulatory risks; and the other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and its subsequent Quarterly Reports on Form 10-Q and other filings with the SEC. Forward-looking statements speak only as of the date of this Current Report, and the Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL MEDICAL, INC.

By:	/s/ Mark Strobeck
Name: Mark Strobeck
Title: Chief Executive Officer

Date: November 3, 2026